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                                                          Exhibit 23

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Harte-Hanks Communications, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-51723) on Form S-8 of Harte-Hanks Communications, Inc. of our report dated January 28, 1994, relating to the consolidated balance sheets of Harte-Hanks Communications, Inc.and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 1993, which report appears in the 1993 annual report to shareholders which is incorporated by reference in the December 31, 1993 annual report on Form 10-K of Harte-Hanks Communications, Inc. and our report dated January 28, 1994, relating to the related financial statement schedules as of and for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of the Company.

Our report relating to the consolidated financial statements refers to a change in method of accounting for income taxes.

                                                   KPMG Peat Marwick

San Antonio, Texas
March 21, 1994

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